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                                                                  EXHIBIT 10.23

                                         May 25, 1998

Hearst-Argyle Television, Inc.
959 Eighth Avenue
New York, New York 10106


Ladies and Gentlemen:

             Reference is made to that certain Agreement and Plan of Merger by and among Pulitzer Publishing Company (the "Company"), Pulitzer Inc. ("Newco") and Hearst-Argyle Television, Inc. ("Acquiror"), dated of even date herewith (the "Merger Agreement") (the Company, Newco, and Acquiror, collectively herein, the "Parties"). Capitalized terms used and not defined herein will have the same meanings assigned to them in the Merger Agreement.

             On the Consummation Date (as defined below), Acquiror shall acquire, and Newco shall cause to be transferred, assigned and delivered to Acquiror (by delivery of the stock certificates therefor accompanied by stock powers endorsed in favor of Acquiror), all the issued and outstanding shares of capital stock (the "Shares") of Pulitzer Sports, Inc. ("PSI"), free and clear of all Liens other than the Baseball Consents (as defined below).

             In consideration of the transfer, assignment and delivery of the Shares to Acquiror, Acquiror shall wire transfer to Newco, on the Consummation Date, the sum of $5,000,000.00.

             The Consummation Date shall be the later of (i) the Effective Time or (ii) three (3) business days after all necessary consents and authorizations of Major League Baseball and the National League with respect to the transactions contemplated hereby (the "Baseball Consents").

             Newco represents, warrants and covenants that:

             1. On the date hereof, all of the Shares are, and on the Consummation Date the Shares will be, duly authorized, validly issued, fully paid and non-assessable. There are no, and on the Consummation Date there will not be, any voting trusts, proxies or other agreements to which PSI is a party with respect to the voting of the capital stock of PSI. PBC owns, and on the Consummation Date Newco will own, and Newco will convey to Acquiror valid title to, the Shares, free and clear of all Liens other than the Baseball Consents. The Shares constitute, and on the Consummation Date will constitute, all of the issued and outstanding capital stock of PSI, and there are, and on the Consummation Date there will be, no outstanding options, warrants, rights or other securities which upon conversion, exchange or exercise would require PSI to issue any shares of its capital stock.

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             2.  PSI has, and on the Consummation Date will have, no liabilities or obligations except pursuant to the Third Amended and Restated Agreement of Limited Partnership of AZPB Limited Partnership, dated December 31, 1996, as it may be amended from time to time (the "Partnership Agreement").

             3. PSI owns, and on the Consummation Date will own, valid title to partnership interests in AZPB Limited Partnership for which interests PSI paid an aggregate of $6,000,000, free and clear of all Liens other than the Baseball Consents, and subject to the terms and conditions of the Partnership Agreement.

             The Parties will cooperate with one another and take commercially reasonable steps to obtain the Baseball Consents.

             The rights and obligations of the Parties hereunder shall automatically terminate upon termination of the Merger Agreement in accordance with Section 8.01 thereof, and thereafter no Party shall have any further obligation or liability to any other Party hereto.

             This Letter Agreement incorporates by reference the provisions of
Article IX of the Merger Agreement, provided that all references to "this Agreement" therein shall be deemed to refer to this Letter Agreement and the reference to the "Closing Date" in Section 9.01 thereunder shall be deemed to refer to the Consummation Date.

             If this Letter Agreement correctly sets forth our agreement, please so indicate in the space provided below.

                                              Very truly yours,

                                              PULITZER PUBLISHING COMPANY
                                              PULITZER INC.


                                              By:/s/ Michael E. Pulitzer
                                                 ------------------------
                                                 Name:  Michael E. Pulitzer
                                                 Title: Chairman of the Board,
Agreed and Accepted                                     President and Chief
                                                        Executive Officer
HEARST-ARGYLE TELEVISION, INC.


By:/s/ Dean H. Blythe
   --------------------------
   Name:  Dean H. Blythe
   Title: Senior Vice President -
          Corporate Development,
          Secretary and General Counsel

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